Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement  (“Agreement”) is effective as of February 2, 2005, by and among Marco Markin, an individual (“Markin”); Karla Markin, an individual and spouse of Marco Markin; 570421 B.C. Ltd., a British Columbia corporation (“B.C. Limited”);  and the following (which are collectively referred to herein as “Neptune Society” or the “Company”): The Neptune Society, Inc., a Florida corporation; Neptune Society of America, Inc., a California corporation; Neptune Management Corporation, a California corporation;  Heritage Alternatives, Inc., a California corporation;  and Trident  Society, Inc., a California corporation.  Markin, Karla Markin, B.C. Limited and Neptune Society are sometimes collectively referred to as the “Parties.”

RECITALS

WHEREAS, Markin and Karla Markin beneficially own 231,125 common shares of The Neptune Society Inc.; Markin holds options exercisable to acquire an additional 150,000 shares of common stock of The Neptune Society Inc. at $0.65 per share; and B.C. Limited, a British Columbia corporation, owns 307,692 shares of common stock of The Neptune Society Inc. and warrants exercisable to acquire an additional 307,692 shares of common stock of The Neptune Society Inc. at $0.79 per share (collectively, the “Purchased Securities”);

WHEREAS, Markin and Neptune Society entered into an Amended and Restated Employment Agreement dated March 12, 2004 (the “Employment Agreement”);

WHEREAS, the Employment Agreement provides that Markin will receive a minimum initial compensation of $406,000 per year, increasing annually, plus certain benefits through the term ending December 31, 2007, with three automatic one-year extensions;

WHEREAS, the Employment Agreement requires Neptune Society to purchase from Markin, Karla Markin or her assignee and B.C. Limited the Purchased Securities for compensation based on 13% of the appraised value of Neptune Society, in the event the Employment Agreement is terminated under certain circumstances, including circumstances in which Markin continues as an employee through December 30, 2010 (the “Buy Out Provision”);

WHEREAS, Neptune Society recognizes that Markin has faithfully performed his duties under the Agreement and that Markin’s employment is not being terminated;

WHEREAS, Neptune Society believes that it is in the best interests of Neptune Society and its shareholders that the management of Neptune Society be restructured to reduce overall expenses in the long term and that Neptune Society be relieved from the Buy Out Provision;

WHEREAS, Markin and Neptune Society have agreed that it is in the best interests of the Parties and the shareholders of Neptune Society that the Markin and Neptune Society should each be released from the Employment Agreement and that Markin should resign (a) as chairman of the Board of Directors and as an officer of each of the Neptune Society entities effective immediately and (b) as a member of the Board of Directors of The Neptune Society, Inc. following a six (6) month transition period (the “Separation and Release”);

WHEREAS, Markin has agreed to waive and release Neptune Society from all claims, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature related to the Employment Agreement; and

WHEREAS, Neptune Society has agreed to waive and release Markin from all claims, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature related to the Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, mutual covenants and agreements of the Parties contained in this Agreement, the Parties agree as follows:

ARTICLE I

MUTUAL RELEASES AND SEPARATION

1.1

General Release by Markin; Karla Markin and B.C. Limited.

(a)

Except for the agreements, rights and obligations set forth in this Agreement (including those rights in the Employment Agreement which survive the termination of that agreement as set forth in Section 1.5 below), and for good and valuable consideration as set forth herein, the adequacy of which is hereby acknowledged, Markin and his heirs, legal representatives and assigns, release and forever discharge Neptune Society and any and all of its successors, assigns, officers, directors, employees, agents, shareholders and representatives, from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands whatever, whether in law or in equity, which now exist or may subsequently arise based on facts or circumstances in existence on the Separation Date (as defined in Section 2.1 below).  Markin agrees to release each of the Neptune Society entities and their respective officers, employees, agents, successors, legal representatives and assigns from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Markin and his heirs, legal representatives and assigns now have or have ever had against Neptune Society, whether known or unknown, arising from or relating to Markin’s employment with or separation from Neptune Society, including but not limited to, wrongful or tortious termination, specifically including actual or constructive termination in violation of public policy; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims Markin and his heirs, legal representatives and assigns may have under the Fair Labor Standards Act, Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 as amended, and the Family and Medical Leave Act; the California Labor Code and the California Fair Employment and Housing Act; any and all claims brought under any applicable state employment discrimination or other statutes; any claims brought under any federal or state statute or regulation for non-payment of wages or other compensation (including bonuses due after the termination date); and any libel, slander, breach of contract (other than the breach of this Agreement) or other claims which now exist or may subsequently arise based on facts or circumstances in existence on the Separation Date.  This release specifically excludes claims, charges, complaints, causes of action or demands of whatever kind or nature that post-date the Separation Date, and that are based on factual allegations that do not arise from or relate to facts and circumstances in existence on the Separation Date.

(b)

Except for the agreements, rights and obligations set forth in this Agreement, and for good and valuable consideration as set forth herein, the adequacy of which is hereby acknowledged, each of Karla Markin and her heirs, legal representatives and assigns, and B.C. Limited and its insurers, successors and assigns, release and forever discharge Neptune Society and any and all of its successors, assigns, officers, directors, employees, agents, shareholders and representatives, from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands whatever, whether in law or in equity, which now exist or may subsequently arise based on facts or circumstances in existence on the Separation Date.  Each of Karla Markin and her heirs, legal representatives and assigns, and B.C. Limited and its insurers, successors and assigns, agree to release each of the Neptune Society entities and their respective officers, employees, agents, successors, legal representatives and assigns from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that each of Karla Markin and her heirs, legal representatives and assigns, and B.C. Limited and its insurers, successors and assigns now have or have ever had against Neptune Society, whether known or unknown, arising from or relating to the transactions contemplated in this Agreement.

(c)

No separate instrument shall be required to evidence the general releases contained in this Section 1.1.

1.2

General Release by Neptune Society.  Except for the agreements, rights and obligations set forth in this Agreement, and for good and valuable consideration as set forth herein, the adequacy of which is hereby acknowledged, Neptune Society acting for itself and its insurers, successors and assigns, and each of them, does hereby release and forever discharge each of Markin and his respective heirs, legal representatives and assigns; Karla Markin and her heirs, legal representatives and assigns; and B.C. Limited and its insurers, successors and assigns, from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands whatever, whether in law or in equity, which now exist or may subsequently arise based on facts or circumstances in existence on the Separation Date.  Neptune Society agrees to release each of Markin and his respective heirs, legal representatives and assigns; Karla Markin and her heirs, legal representatives and assigns; and B.C. Limited and its insurers, successors and assigns, from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Neptune Society now has or has ever had against them, whether known or unknown, including, but not limited to libel, slander, breach of contract (other than the breach of this Agreement) or any other claims which now exist or may subsequently arise based on facts or circumstances in existence on the Separation Date.  This release specifically excludes claims, charges, complaints, causes of action or demands of whatever kind or nature that post-date the Separation Date, and that are based on factual allegations that do not arise from or relate to facts and circumstances in existence on the Separation Date.  No separate instrument shall be required to evidence the general release contained in this Section 1.2.

1.3

Waiver of Unknown Claims.  The parties hereto each acknowledge that they have been advised regarding, and are familiar with, California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The parties each acknowledge that they may have sustained damages, loss, costs, or expenses which are currently unknown and unsuspected and that such damages, loss, costs, or expenses as may have been sustained may give rise to additional damages, loss, costs, or expenses in the future.  Nevertheless, the parties each acknowledge that this Agreement has been negotiated, and has been agreed upon, in light of this situation and expressly waive any and all rights which he, she or it may have under California Civil Code section 1542 or any similar federal or common law provision.

1.4

Markin Separation.  (a)  By mutual agreement between Markin and Neptune Society, Markin hereby resigns as Chief Executive Officer and Chairman of The Neptune Society, Inc., and as officer of each of Neptune Society of America, Inc., Neptune Management Corporation, Heritage Alternatives, Inc., and Trident Society, Inc.  (b) By mutual agreement between Markin and The Neptune Society, Inc., Markin shall resign as a member of the Board of Directors of each of The Neptune Society, Inc., Neptune  Society of America, Inc., Neptune Management Corporation, Heritage Alternatives, Inc., and Trident Society, Inc., as applicable, effective six (6) months after the Separation Date.  This Agreement confirms the separation of the employment of Markin effective as the Separation Date (as defined in Section 2.1 below).

1.5

Termination of Employment Agreement.  The Employment Agreement shall be terminated effective as of the Separation Date, except for Sections 9, 10, 11, and 12, which shall survive for the periods provided in the Employment Agreement (paragraphs 10, 11 and 12 shall survive indefinitely; paragraph 9 shall survive for 12 months following the Separation Date).  The Parties acknowledge that The Neptune Society, Inc. is purchasing the Purchased Securities in reliance upon the survival of Section 9 of the Employment Agreement related to non-competition, non-solicitation and confidentiality by Markin (the “Non Competition Covenants”).  Markin agrees that a violation of the Non Competition Covenants would cause Neptune Society irreparable harm which would not be adequately compensated by monetary damages and that an injunction may be granted by any court or courts having jurisdiction, restraining Markin from violation of such, upon Markin’s breach or threatened breach of any obligations set forth therein.  The preceding sentence shall not be construed to limit Neptune from any other relief or damages to which it may be entitled as a result of any breach of any provision of this Agreement.  Should any provision of the Non Competition Covenants be held unenforceable for any reason, a court of competent jurisdiction may enforce said provision to the maximum extent allowed by law.  A court or similar authority is authorized if necessary to apply the blue pencil doctrine to modify this Agreement and the Non Competition Covenants to give effect to the parties’ intent to the maximum extent allowed by law.  Neptune Society acknowledges and agrees that Markin’s involvement in a real estate investment and development venture, even if that venture acquires real property related in some manner to the funeral or cremation industry, does not violate the Non-Competition provisions of the Employment Agreement.

1.6

Securities Purchase.  The Neptune Society, Inc. shall purchase, and each of Markin, Karla Markin and B.C. Limited agree to sell their portion of, the Purchased Securities for the consideration set forth in Section 2.2 of this Agreement.  Notwithstanding the foregoing, at Closing as set forth in Article VI of this Agreement, Markin, Karla Markin and B.C. Limited shall deliver certificates and such other documentation effecting the transfer and cancellation of the Purchased Securities as may reasonably be requested by Neptune Society, except that in accordance with Section 6.3(d)(i)(C) Markin may tender an undertaking to deliver to The Neptune Society, Inc. for cancellation, within ten (10) business from the Separation Date, one or more certificates evidencing 15,625 shares of common stock of The Neptune Society, Inc.  Except as otherwise agreed by Markin and Neptune Society, the obligation to purchase such 15,625 shares of common stock of The Neptune Society, Inc. from Markin shall terminate if Markin fails to deliver such certificates within ten (10) business from the Separation Date

1.7

Service as Consultant During Transition Period.  Markin and Neptune Society agree that Markin will serve as an independent consultant to Neptune Society and as a member of the Board of Directors for each of each of The Neptune Society, Inc., Neptune  Society of America, Inc., Neptune Management Corporation, Heritage Alternatives, Inc., and Trident Society, Inc., as applicable, for a transition period of six (6) months following the Separation Date (the “Transition Period”).  During the Transition Period, Markin shall be entitled to compensation and benefits, with the exception of the right to participate in any stock option plan or securities purchase plan, at the level paid to Markin immediately prior to the Separation Date.  Markin shall perform the duties and assume the responsibilities during the Transition Period set forth on Exhibit A attached to this Agreement.  Markin shall report directly to the Board of Directors and shall perform his duties and responsibilities during the Transition Period in a manner that is normally associated with and appropriate for performance of such duties and responsibilities.  Neptune Society acknowledges that Markin shall devote no more than 50% of the time that Markin devoted to his duties immediately prior to the Separation Date, that Markin may pursue and engage in other business interests and employment during the Transition Period, and that Markin shall be relieved of any obligation to present business opportunities to Neptune Society during the Transition Period.

ARTICLE II

PAYMENTS TO MARKIN, KARLA MARKIN AND B.C. LIMITED

2.1

Separation Payments by Neptune Society to Markin.  Neptune Society agrees to provide Markin a lump sum payment of Two Hundred Twenty-One Thousand Forty-Nine Dollars (US$221,049) as the sole consideration for Markin’s agreement to the provisions set forth in Sections 1.1, 1.4 and 1.5 (the “Separation Consideration”), after the delivery of all closing documents and transfer of all funds as described in Section 6.1 below (the “Separation Date”).  The Parties agree that said lump sum payment will be delivered to Markin at Closing.  All payments hereunder shall be subject to any required withholding of Federal, state, and local taxes pursuant to any applicable law or regulation.

2.2

Consideration for the Purchased Securities.  Neptune Society agrees to pay Markin, Karla Markin and B.C. Limited an aggregated lump sum payment of Two Million Six Hundred Forty–Eight Thousand Nine Hundred Fifty-One Dollars (US$2,648,951) as the sole consideration for (a) the purchase of the Purchased Securities and (b) the release of any and all claims arising out of or connected with the Purchased Securities on the Separation Date.  Notwithstanding the foregoing, at Closing as set forth in Article VI of this Agreement, Markin, Karla Markin and B.C. Limited shall deliver certificates and documents evidencing the Purchased Securities, except that in accordance with Section 6.3(d)(i)(C) Markin may tender an undertaking to deliver to The Neptune Society, Inc. for cancellation, within ten (10) business from the Separation Date, one or more certificates evidencing 15,625 shares of common stock of The Neptune Society, Inc.  Except as otherwise agreed by Markin and Neptune Society, the obligation to purchase such 15,625 shares of common stock of The Neptune Society, Inc. from Markin shall terminate if Markin fails to deliver such certificates within ten (10) business from the Separation Date.

2.3

Consideration for Consulting Services During Transition Period.  Neptune Society shall compensate Markin for his services during the Transition Period as set forth in Section 1.7 above.

2.4

No Continuing Equity Interests or Rights.  The Parties agree that upon payment of the consideration set forth in Sections 2.1 and 2.2 of this Agreement, (a) none of Markin, Karla Markin or B.C. Limited shall have any continuing claims or interests, equity or otherwise, in Neptune Society, the businesses, joint ventures or other interests of Neptune Society, and (b) that any other interest Markin, Karla Markin or B.C. Limited may have claimed in Neptune Society prior to the Separation Date shall be void ab initio.  Except as otherwise provided for in this Agreement, Markin agrees that he will not at any time seek consideration from Neptune Society for matters related to his employment with Neptune Society prior to the Separation Date and each of Markin, Karla Markin and B.C. Limited agree that he, she or it will not at any time seek consideration from Neptune Society for matters related to the Purchased Securities.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1

Markin; Karla Markin and B.C. Limited.  Each of Markin, Karla Markin and B.C. Limited, jointly and severally, hereby represents and warrants to Neptune Society that as of the date of this Agreement and as of the Separation Date:

(a)

Markin owns 123,375 shares of common stock of The Neptune Society, Inc.; Karla Markin beneficially owns 107,750 shares of common stock of The Neptune Society, Inc.; Markin holds options exercisable to acquire an additional 150,000 shares of common stock of The Neptune Society Inc. at $0.65 per share; and B.C. Limited owns 307,692 shares of common stock of The Neptune Society Inc. and warrants exercisable to acquire an additional 307,692 shares of common stock of The Neptune Society Inc. at $0.79 per share (collectively, the “Purchased Securities”, as previously defined);

(b)

None of Markin, Karla Markin or B.C. Limited have sold, conveyed, assigned, pledged or transferred any interest in the Purchased Securities, except as otherwise contemplated by this Agreement and the Employment Agreement.

(c)

Each of Markin, Karla Markin or B.C. Limited have been represented by Stein & Flugge, LLP, and have obtained to the extent determined necessary, independent counsel and tax advice in connection with the negotiation of this Agreement and with respect to the matters related hereto.  Any fees, expenses or costs associated with such representations shall be the sole expense and obligation of Markin, Karla Markin and B.C. Limited, as applicable.

(d)

None of Markin, Karla Markin or B.C. Limited is aware of any undisclosed action, suit, proceeding, order or investigation pending or threatened against or affecting Neptune Society not already known or disclosed to Neptune Society.

(e)

Except as otherwise obtained or to be obtained prior to the Separation Date, no permit, consent, approval, authorization or other order of or filing with any other person or entity is required to be obtained or made by Markin, Karla Markin or B.C. Limited in connection with the execution, delivery, and performance of this Agreement by Markin, Karla Markin or B.C. Limited, and the transactions contemplated by this Agreement will not result in the violation or breach of any term or provision of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or instrument to which any of Markin, Karla Markin or B.C. Limited is a party or is bound.  Each of Markin, Karla Markin and B.C. Limited represents that the transactions contemplated by this Agreement constitute the valid and binding obligations of each of them, enforceable against them in accordance with the terms of this Agreement.

(f)

Markin represents that he has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges arising from or relating to Markin’s employment with, or separation from, Neptune Society or other matters related to the transactions contemplated in this Agreement, except for claims based on facts occurring after the Separation Date or claims falling within Markin’s right to indemnification.

(g)

Each of Markin, Karla Markin and B.C. Limited represents that no promise or inducement has been offered for this Agreement other than as set forth herein and that this Agreement is executed without reliance upon any other promises or representations, oral or written.

3.2

Neptune Society.  Neptune Society hereby represents and warrants to each of Markin, Karla Markin and B.C. Limited that as of the date of this Agreement:

(a)

Neptune Society has been represented by Dorsey & Whitney LLP in connection with this Agreement and the matters related hereto.  Any fees, expenses or costs associated with such representation shall be the sole expense and obligation of Neptune Society.

(b)

Except as otherwise obtained or to be obtained on the Closing Date, no permit, consent, approval, authorization or other order of or filing with any other person or entity is required in connection with the execution, delivery, and performance by the Neptune Society of this Agreement, and the transactions contemplated by this Agreement will not result in the violation or breach of any term or provision of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or instrument to which Neptune Society is a party or is bound.  The transactions contemplated by this Agreement constitute the valid and binding obligations of Neptune Society, enforceable against the Neptune Society in accordance with the terms of this Agreement.

(c)

Neptune Society represents that it has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges arising from or relating to Markin’s employment with, or separation from, Neptune Society or other matters related to the transactions contemplated in this Agreement.

(d)

Neptune Society represents that no promise or inducement has been offered for this Agreement other than as set forth herein and that this Agreement is executed without reliance upon any other promises or representations, oral or written.

ARTICLE IV

COVENANTS

4.1

Non-Compete; Non-Solicitation; Non-Disclosure.  Markin and Neptune Society agree that Section 9 of the Employment Agreement shall survive for a period of twelve (12) months following the Separation Date.

4.2

Non-Disparagement.  None of the Parties shall say, publish or cause to be published or do anything that casts any other party hereto in an unfavorable light, or disparage or injure any other party’s goodwill, business reputation or relationship with existing or potential suppliers, vendors, customers, employees, contractors, investors or the financial community in general, or the goodwill or business reputation of such party.

4.3

Employment Inquiries.  Markin will direct all employment verification inquiries to the Chief Financial Officer of The Neptune Society, Inc.  In response to inquiries regarding Markin’s employment with Neptune Society, Neptune Society, by and through its speaking agent(s), agrees to provide only the following information:  date of hire, the date employment ended and rates of pay.

4.4

Life Insurance.  Neptune Society will, if applicable, consent to the removal of Neptune Society as a beneficiary to any life insurance policy purchased for or on behalf of Markin, and Markin will be permitted to retain such life insurance policy, if any, by assuming payment of the insurance premiums.

4.5

Covenant to Return Property.  Markin agrees to return any and all property of Neptune Society held or possessed by him to Neptune Society within two (2) business days of the Separation Date, except such property as may be reasonably necessary to perform his duties and responsibilities during the Transition Period.

ARTICLE V

INDEMNIFICATION

5.1

Markin, Karla Markin and B.C. Limited Indemnification.  Each of Markin, Karla Markin and B.C. Limited, jointly and severally, agrees to indemnify, defend and hold Neptune Society harmless from and against any loss, liability, deficiency, damage or expense (including reasonable attorneys’ fees and expenses) sustained by Neptune Society as a result of or arising out of any breach by Markin, Karla Markin or B.C. Limited of any representation or warranty made by them in Section 3.1 above and for any acts of criminal or willful misconduct committed by any of Markin, Karla Markin or B.C. Limited prior to the Separation Date.

5.2

Neptune Society Indemnification.  Neptune Society agrees to indemnify, defend and hold Markin harmless from and against any loss, liability, deficiency, damage or expense (including reasonable attorneys’ fees and expenses) sustained by Markin as a result of or arising out of any breach by Neptune Society, of any representation or warranty made in Section 3.2 above and for any negligent act of Neptune Society, or criminal or willful misconduct committed by Neptune Society, prior to the Separation Date.

ATRICLE VI

SEPARATION DATE; CLOSING

6.1

The closing of the transactions contemplated in this Agreement (the “Closing”) will take place at the offices of Dorsey & Whitney LLP, 1420 Fifth Avenue, Suite 3400, Seattle, Washington, upon satisfaction or waiver of the conditions set forth in Sections 6.2, 6.3 and 6.4, at 11:00 a.m. on February 3, 2005, unless another place or time is agreed to by the Parties.  In the event the conditions set forth in Sections 6.2, 6.3 and 6.4 are not satisfied on or before February 18, 2005, this Agreement shall terminate.

6.2

Conditions to Obligations of Each Party.  The respective obligations of each party to this Agreement to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Closing:

(a)

No Injunctions or Regulatory Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or governmental or regulatory authority or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any action taken, or any law or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the terms of this Agreement that would prohibit the consummation of the transactions contemplated by the terms of this Agreement.

(b)

Legal Proceedings.  No governmental or regulatory authority shall have notified either party to this Agreement that such governmental or regulatory authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission.

(c)

Consents and Approval.  Each of the Parties shall have obtained the consents, approvals and waivers necessary for the execution of this Agreement and the consummation of the transactions contemplated hereby (except for such consents, approvals and waivers the failure of which to receive could not reasonably be expected to have a material adverse effect on the transactions herein).

6.3

Additional Conditions to Obligations of Neptune Society.  The obligations of Neptune Society to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Neptune Society:

(a)

Representations and Warranties.  Each of the representations and warranties made by each of Markin, Karla Markin and B.C. Limited in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Separation Date as though such representation or warranty was made on and as of the Separation Date.

(b)

Performance.  Each of Markin, Karla Markin and B.C. Limited shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such party at or before the Separation Date.

(c)

Financing Contingency.  Neptune Society shall have raised and shall have received aggregate debt and/or equity financing of at least Three Million Dollars ($3,000,000) on, prior to or concurrently with the Separation Date.

(d)

Delivery of Documents.  The following shall have been delivered to Neptune Society for the Closing:

(i)

Markin shall deliver to The Neptune Society, Inc. (A) for cancellation one or more certificates evidencing 107,750 shares of common stock of The Neptune Society, Inc.; (B) for cancellation the option agreement evidencing options exercisable to acquire an additional 150,000 shares of common stock of The Neptune Society Inc. at $0.65 per share; and (C) an undertaking to deliver to The Neptune Society, Inc. for cancellation, within ten (10) business from the Separation Date, one or more certificates evidencing 15,625 shares of common stock of The Neptune Society, Inc.;

(ii)

Karla Markin shall deliver for cancellation one or more certificates evidencing 107,750 shares of common stock of The Neptune Society, Inc.;

(iii)

B.C. Limited shall deliver for cancellation (A) one or more certificates evidencing 307,692 shares of common stock of The Neptune Society Inc. and (b) one or more certificates evidencing warrants exercisable to acquire an additional 307,692 shares of common stock of The Neptune Society Inc. at $0.79 per share,

(iv)

Markin, Karla Markin and B.C. Limited shall each deliver such other documentation to effect the transfer and cancellation of the Purchased Securities as may reasonably be requested by Neptune Society;

(v)

Markin, Karla Markin and B.C. Limited shall each deliver to Stein & Flugge, LLP escrow instructions accepting delivery of consideration paid for the Purchased Securities and authorizing the release of the certificates and other documents to effect the transfer and cancellation of the Purchased Securities, and Markin shall deliver to Stein & Flugge, LLP escrow instructions accepting delivery of consideration paid for the Separation and Release, as contemplated by this Agreement;

(vi)

Escrow agreement or letter among the Parties and Stein & Flugge, LLP, as escrow agent; and

(vii)

each of Markin, Karla Markin and B.C. Limited shall deliver a certificate in the form attached hereto as Exhibit B.

6.4

Additional Conditions to the Obligations of Markin, Karla Markin and B.C. Limited.  The obligations of Markin, Karla Markin and B.C. Limited to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Markin, Karla Markin and B.C. Limited:

(a)

Representations and Warranties.  Each of the representations and warranties made by Neptune Society in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Separation Date as though such representation or warranty was made on and as of the Separation Date.

(b)

Performance.  Neptune Society shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Neptune Society on or before the Separation Date.

(c)

Delivery of Documents.  The following shall have been delivered by Neptune Society for the Closing:

(i)

receipt of wire transfer by Stein & Flugge, LLP, as escrow agent, in the amount of Two Million Eight Hundred Seventy Thousand Dollars (US$2,870,000);

(ii)

a certificate form in the form attached hereto as Exhibit C.

(iii)

a signed escrow agreement in the form as may reasonably be required by Stein & Flugge, LLP, as escrow agent;

(iv)

executed escrow instructions authorizing:

(A)

the release at the Separation Date of Two Hundred Twenty-One Thousand Forty-None Dollars (US$221,049) to Markin as the Separation Consideration;

(B)

the release of Three Hundred Twenty Three Thousand Two Hundred Fifty Dollars (US$323,250) to Markin upon the delivery of one or more share certificates evidencing 107,750 shares of common stock of The Neptune Society, Inc.;

(C)

the release of Three Hundred Twenty Three Thousand Two Hundred Fifty Dollars (US$323,250) to Karla Markin or her designee upon the delivery of one or more share certificates evidencing 107,750 shares of common stock of The Neptune Society, Inc.;

(D)

the release of Three Hundred Fifty-Two Thousand Five Hundred Dollars (US$352,500) to Markin upon the delivery for cancellation the option agreement evidencing options exercisable to acquire an additional 150,000 shares of common stock of The Neptune Society Inc. at $0.65 per share;

(E)

the release of Nine Hundred Twenty Three Thousand Seventy Six Dollars (US$923,076) to B.C. Limited upon the delivery of one or more share certificates evidencing 307,692 shares of common stock of The Neptune Society, Inc.;

(F)

the release of Six Hundred Eighty Thousand Dollars (US$680,000) to B.C. Limited upon the delivery of one or more certificates evidencing warrants exercisable to acquire 307,692 shares of common stock of The Neptune Society, Inc. at $0.79 per share; and

(G)

the release of Forty-Six Thousand Eight Hundred Seventy-Five Dollars (US$46,875) to Markin upon the delivery of one or more share certificates evidencing 15,625 shares of common stock of The Neptune Society, Inc. within ten (10) business days of the Separation Date, after which time, except as otherwise agreed by Markin and Neptune Society, such amount shall be returned to The Neptune Society, Inc. if Markin fails to deliver such certificates.

6.5

Separation Acknowledgement.  Markin specifically agrees and acknowledges:  (A) that his waiver of rights under this Agreement is knowing and voluntary as required under the Older Workers Benefit Protection Act; (B) that he understands the terms of this Agreement; (C) that he has been advised in writing by Neptune Society to consult with an attorney prior to executing this Agreement; (D) that Neptune Society has given him a period of up to forty-five (45) days within which to consider this Agreement; and (E) that, nothing in this Agreement shall be construed to prohibit Markin from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with the Equal Employment Opportunity Commission or participating in any investigation conducted by the Equal Employment Opportunity Commission.

6.6

Closing.  If Markin rescinds this Agreement prior to the Separation Date, Markin will not be entitled to any of the consideration or benefits set forth herein and this Agreement shall be void ab initio.

ARTICLE VII

MISCELLANEOUS

7.1

Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the transactions contemplated in this Agreement and the terms of this Agreement expressly replace and supersede any prior oral or written communication, understanding or agreement among the Parties and this Agreement may be amended only by agreement in writing executed by the Parties.

7.2

Notices.  All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested to:

Markin or Karla Markin:

At the address set forth beside their signatures.

B.C. Limited:

At the address set forth beside its signature.

With a copy to:

Stein & Flugge, LLP
6100 Wilshire Blvd., Suite 1250
Los Angeles, CA  90048
Attn:  Valerie V. Flugge, Esq.
Facsimile:  323-936-1459

Neptune Society

The Neptune Society, Inc.

4312 Woodman Ave., Third Floor
Sherman Oaks, CA 91423
Attn:  President
Facsimile:  818-953-9844

With a copy to:

Dorsey & Whitney LLP
1420 Fifth Avenue, Suite 3400
Seattle, Washington 98101
Attn:  Kenneth G. Sam, Esq.
Facsimile: 206-903-8820

(a)

The address of a Party provided in (a) above may be changed by that party by giving written notice to all other Parties.

7.3

Choice of Law.  It is the intention of the Parties hereto that this Agreement and the performance hereunder shall be interpreted and construed in accordance with and pursuant to the laws of the State of California.

7.4

Jurisdiction and Venue.  The Superior Court of California, County of Los Angeles, shall have exclusive jurisdiction of any lawsuit arising from or relating to or arising from or relating to this Agreement.

7.5

Attorneys’ Fees.  The prevailing party in any action or proceeding to enforce, interpret, or recover damages for breach of this Agreement shall be entitled to the award of reasonable attorneys’ fees and costs at all levels of proceedings.

7.6

Survival.  The representations, warranties, covenants and agreements set forth in this Agreement will survive the closing of the transaction contemplated in this Agreement.

7.7

Heading.  The headings of the Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

7.8

Invalid Provisions.  If any one or more of the provisions of this Agreement, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, that provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

7.9

Successors and Assigns.  This Agreement is binding on and inures to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns and all of their past, present, and future principals, officers, directors, agents, and employees and their respective heirs and legal representatives. None of the Parties may assign any rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

7.10

Time of Essence.  Time is of the essence in this Agreement.

7.11

Further Assurances.  Each Party will execute and deliver such further instruments and take such additional actions as may reasonably be requested to effect, consummate, confirm or evidence the transactions contemplated in this Agreement.

7.12

Counterpart Execution; Facsimile.  This Agreement may be executed in multiple counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged among the Parties.  This Agreement may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

7.13

Cooperation Among the Parties. The Parties agree to cooperate in performing their duties under this Agreement.

********

EACH OF THE PARTIES ACKNOWLEDGE AND AGREE THAT HE, SHE OR IT HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT HE, SHE OR IT HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF THEIR CHOICE, AND THAT HE, SHE OR IT HAS SIGNED THIS AGREEMENT WITH THE INTENT OF RELEASING EACH OTHER FROM ANY AND ALL CLAIMS AS PROVIDED HEREIN.

The Neptune Society, Inc.

By:  _________________________________

Date:  ______________________

Its:  _________________________________

Neptune  Society of America, Inc.

By:  _________________________________

Date:  ______________________

Its:  _________________________________

Neptune Management Corporation

By:  _________________________________

Date:  ______________________

Its:  _________________________________

Heritage Alternatives, Inc.

By:  _________________________________

Date:  ______________________

Its:  _________________________________

Trident  Society, Inc.

By:  _________________________________

Date:  ______________________

Its:  _________________________________

Marco Markin

_________________________________

Date:  ______________________

Address:  _______________________________________________________
Facsimile: _______________________

Karla Markin

_________________________________

Date:  ______________________

Address:  _______________________________________________________
Facsimile: _______________________

570421 B.C. Ltd.

By:  _________________________________

Date:  ______________________

Its:  _________________________________

Address:  _______________________________________________________
Facsimile: _______________________

Exhibit A

Description of Markin Duties During Transition Period

During the Transition Period, Marco Markin shall revise the organizational charts of Neptune Society and the reporting duties of the management team.  Marco Markin will oversee putting a new management team in place and provide general assistance and advice to the management team when required.  Marco Markin will provide general advice and make recommendations to the Board of Directors.  Marco Markin will devote up to but no more than 50% of the time that he devoted to his duties immediately prior to the Separation Date in his role as consultant.

Exhibit B

Form of Certificate

(Markin, Karla Markin and B.C. Limited)

Certificate of 570421 B.C. Ltd.

TO:

The Neptune Society, Inc., a Florida corporation; Neptune Society of America, Inc., a California corporation; Neptune Management Corporation, a California corporation;  Heritage Alternatives, Inc., a California corporation;  and Trident  Society, Inc., a California corporation (collectively, “Neptune Society”)

RE:

Separation and Release Agreement Closing Certificate

I, _____________, the duly appointed President of 570421 B.C. Ltd., a British Columbia corporation hereby certify on behalf of 570421 B.C. Ltd. as follows:

1.

The representations and warranties contained in the Separation and Release Agreement  in respect of 570421 B.C. Ltd. are true and correct as of the date hereof and of the same force and effect as is made on and as of the date hereof.

2.

570421 B.C. Ltd. has performed each of its obligations and covenants contained in the Separation and Release Agreement required to be performed by it at or prior to the date hereof, and all conditions precedent to the obligations of 570421 B.C. Ltd. under the Separation and Release Agreement have been satisfied in full, except only those obligations, covenants and conditions precedent, if any, the performance of which has been expressly waived in writing by the Neptune Society.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ________, 2005.

By:  __________________________________

Title:  _________________________________

Certificate of Marco Markin

TO:

The Neptune Society, Inc., a Florida corporation; Neptune Society of America, Inc., a California corporation; Neptune Management Corporation, a California corporation;  Heritage Alternatives, Inc., a California corporation;  and Trident  Society, Inc., a California corporation (collectively, “Neptune Society”)

RE:

Separation and Release Agreement Closing Certificate

I, Marco Markin, hereby certify as follows:

1.

The representations and warranties contained in the Separation and Release Agreement  in respect of Marco Markin are true and correct as of the date hereof and of the same force and effect as is made on and as of the date hereof.

2.

I have performed each of its obligations and covenants contained in the Separation and Release Agreement required to be performed by it at or prior to the date hereof, and all conditions precedent to my obligations under the Separation and Release Agreement have been satisfied in full, except only those obligations, covenants and conditions precedent, if any, the performance of which has been expressly waived in writing by the Neptune Society.

3.

I undertake to deliver one or more share certificates evidencing 15,625 shares of common stock of The Neptune Society, Inc. within ten (10) business days of the Separation Date, except as otherwise agreed by me and Neptune Society, in exchange for the release from escrow of Forty-Six Thousand Eight Hundred Seventy-Five Dollars (US$46,875).

4.

I consent to the execution and delivery of the Separation and Release Agreement by my spouse, Karla Markin, with respect to our community property.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ________, 2005.

__________________________________

Marco Markin

Certificate of Karla Markin

TO:

The Neptune Society, Inc., a Florida corporation; Neptune Society of America, Inc., a California corporation; Neptune Management Corporation, a California corporation;  Heritage Alternatives, Inc., a California corporation;  and Trident  Society, Inc., a California corporation (collectively, “Neptune Society”)

RE:

Separation and Release Agreement Closing Certificate

I, Karla Markin, hereby certify as follows:

1.

The representations and warranties contained in the Separation and Release Agreement  in respect of Karla Markin are true and correct as of the date hereof and of the same force and effect as is made on and as of the date hereof.

2.

I have performed each of its obligations and covenants contained in the Separation and Release Agreement required to be performed by it at or prior to the date hereof, and all conditions precedent to my obligations under the Separation and Release Agreement have been satisfied in full, except only those obligations, covenants and conditions precedent, if any, the performance of which has been expressly waived in writing by the Neptune Society.

3.

I consent to the execution and delivery of the Separation and Release Agreement by my spouse, Marco Markin, with respect to our community property.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ________, 2005.

__________________________________

Karla Markin

Exhibit C

Form of Certificate

(The Neptune Society, Inc.)

TO:

Marco Markin, an individual; Karla Markin, an individual and spouse of Marco Markin; 570421 B.C. Ltd., a British Columbia corporation (the “Markin Parties”)

RE:

Separation and Release Agreement Closing Certificate

I, _____________, the duly appointed Secretary of The Neptune Society, Inc., a Florida corporation, hereby certify on behalf of The Neptune Society, Inc. and each of Neptune Society of America, Inc., a California corporation; Neptune Management Corporation, a California corporation;  Heritage Alternatives, Inc., a California corporation;  and Trident  Society, Inc., a California corporation, as follows:

1.

The representations and warranties contained in the Separation and Release Agreement  in respect of the Corporation are true and correct as of the date hereof and of the same force and effect as is made on and as of the date hereof.

2.

The Corporation has performed each of its obligations and covenants contained in the Separation and Release Agreement required to be performed by it at or prior to the date hereof, and all conditions precedent to the obligations of The Neptune Society, Inc., a Florida corporation; Neptune Society of America, Inc., a California corporation; Neptune Management Corporation, a California corporation;  Heritage Alternatives, Inc., a California corporation;  and Trident  Society, Inc., a California corporation under the Separation and Release Agreement have been satisfied in full, except only those obligations, covenants and conditions precedent, if any, the performance of which has been expressly waived in writing by the Markin Parties.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ________, 2005.

By:  __________________________________

Title:  _________________________________